        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER GLOBAL UTILITIES FUND
        10f-3 transactions for the period April 1, 2000- June 30, 2000


                                                                TOTAL
                                                                ISSUED/
                          DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                  PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND     BROKER(S)
Capstone Turbine          06/28/00   $16.00   17,600    0.030%  $145,454,544.00 0.194%      Goldman Sachs
